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[H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

Exhibit 23.04

CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

        We hereby consent to the use of the name H. J. Gruy and Associates, Inc. and of references to H. J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated January 29, 1999, February 10, 1999, February 11, 1999, January 31, 2000, February 24, 2000, January 30, 2001, February 28, 2001, January 29, 2002, and January 30, 2002 prepared for Questar Exploration and Production Company in the Registration Statement on Form S-3 of Questar Corporation for the filing dated on or about July 1, 2002, and the incorporation by reference into the applicable previous filings with the Securities and Exchange Commission.

H. J. GRUY AND ASSOCIATES, INC. Texas Registration Number F-000637
By:	/s/ ROBERT J. NAAS
Name: Title:	Robert J. Naas Executive Vice President

June 27, 2002
Dallas, Texas

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  Exhibit 23.04
CONSENT OF H.J. GRUY AND ASSOCIATES, INC.